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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):   November 16, 2001



                               Penton Media, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Delaware                1-14337                  36-2875386
           --------                -------                  ----------
(State or Other Jurisdiction     (Commission               (IRS Employer
       of Incorporation)         File Number)            Identification No.)


            1300 East Ninth Street, Cleveland, Ohio                44114
            ---------------------------------------                -----
            (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code  (216)  696-7000
                                                    ---------------



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ITEM 5.  OTHER EVENTS.

         On November 16, 2001, Penton Media, Inc. announced that it has extended to 5:00 p.m., New York City time, on November 16, 2001, its offer to exchange up to $185 million aggregate principal amount of its 10 3/8% senior subordinated notes due to 2011 for up to $185 million aggregate principal amount of its existing 10 3/8% senior subordinated notes due 2011. The existing notes were issued and sold in a transaction exempt from the registration requirements of the Securities Act of 1933. The exchange offer was originally scheduled to expire at 5:00 p.m., New York City time, on November 15, 2001.

         Questions concerning the delivery of appropriate documents and existing notes should be directed to Carolle Montreuil ((914) 773-5735) at The Bank of New York, the exchange agent for the exchange offer.

         The existing notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

         A copy of the press release with respect to the extension of the exchange offer is attached as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired:  None

         (b)      Pro Forma Financial Information:  None

         (c)      Exhibits:

                  Exhibit No.            Description
                  -----------            -----------

                  99.1                   Press Release, dated November 16, 2001.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Penton Media, Inc.

                               By: /s/ Joseph G. NeCastro
                               --------------------------
                               Name:  Joseph G. NeCastro
                               Title:  Chief Financial Officer and Treasurer

Date: November 16, 2001





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                                  EXHIBIT INDEX

Exhibit No.                   Description
-----------                   ------------

99.1                          Press Release, dated November 16, 2001.